Exhibit 15.1

ELBIT IMAGING LTD.

CONDENSED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016

Contents

Page

Report of independent registered public accounting firm	2-3

Condensed Financial Statements:

Balance sheets	4-5

Statements of income	6

Statements of cash flows	7-8

Notes to the condensed financial statements	9-12

F-1

Kost Forer Gabbay & Kasierer 144 Menachem Begin Rd Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

REPORT OF INDEPENDENT AUDITORS

TO THE SHAREHOLDERS AND BOARD OF DIRECTORS OF ELBIT IMAGING LTD.

We have audited the consolidated financial statements of Elbit Imaging Ltd. and subsidiaries (the "Company") as of December 31, 2016 and for the year then ended, and have issued our report thereon dated November 9, 2017. Our audit also included the condensed financial statement as of December 31, 2016 and for the year then ended, included under schedule 15.1 of the Company ("the financial statement schedule"). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

Without qualifying our above opinion, we draw attention to the following matters discussed in:

1.	Note 1(C) to the consolidated financial statements, which describes the Company's financial position and the resources until November 2019 that are expected to serve the repayment of Company's liabilities. The Company's management and board of directors are of the opinion, based on its plan and the assumptions described, that the Company be able to serve its indebtedness in the foreseeable future.

2.	Note 7(B) to the consolidated financial statements, which describes factors raise significant doubts about the ability of Company's subsidiary to continue as a going concern. Subsidiary's management plans with regard to these matters are discussed in Note 7(B). The financial statements do not include any adjustments to the carrying amounts and classifications of assets and liabilities that would result if the Company's subsidiary were unable to continue as a going concern.

3.	Note 1(E) to the consolidated financial statements regarding the error identified with respect to the Casa Radio project in the 2015 consolidated financial statements and its implication on the disclosure in the notes to the consolidated financial statement.

4.	Note 4 (C) (1) (c) which disclose potential irregularities regarding to Casa Radio project in Romania and their potential implications.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
November 9, 2017	A Member of Ernst & Young Global

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Elbit Imaging Ltd.

We have audited the consolidated financial statements of Elbit Imaging Ltd. and subsidiaries (the "Company") as of December 31, 2015, and for each of the two years in the period ended December 31, 2015, and have issued our report thereon dated March 31, 2016; such financial statements and report are included in 8-K dated March 31, 2016 and are incorporated herein by reference. Our audit also included the financial statement schedule No. 15.1 of the Company, for the above periods, listed in item 18. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

Without qualifying our opinion, we draw attention to:

1.	Note 1D to the consolidated financial statements, which describes the company's financial position as of December 31, 2015, the Company had prepared a projected cash flow based on its plans for the repayment of the liabilities. Based on the projected cash flow and the related assumptions, the Company's board of directors was of the opinion that as of December 31, 2015 the Company could execute its plans and that it would be able to serve its indebtedness in the foreseeable future.

2.	Note 4 (c) (1) (c) and note 13 (c) (12) in the consolidated financial statements which disclose, among other things, potential irregularities concerning the Casaradio Project in Romania and their potential consequences, including Foreign Corrupt Practice Act potential implications as of December 31, 2015.

3.	As discussed in Note 13, claims have been filed against group companies as of December 31, 2015, one of which was certified as a class action.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Member Firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel

March 31, 2016

F-3

ELBIT IMAGING LTD.

CONDENSED BALANCE SHEETS

		December 31
		2 0 1 6	2 0 1 5	2 0 1 6
				Convenience translation (note 2D)
	Note	(in thousand NIS)		U.S.$'000

Current Assets
Cash and cash equivalents		43,771	71,286	11,384
Short-term deposits and investments		6,426	1,258	1,671
Other receivables		1,778	5,294	462
Assets related to discontinued operations		-	1,747	454
		51,975	79,585	13,971

Non-Current Assets
Deposits, loans and other long-term balances		1,596	19,539	415
Loans and investments in subsidiaries, associates and joint venture	3	455,129	679,019	117,915
Property, plant and equipment		33	113	9
		456,758	698,671	118,339

		508,733	778,256	132,310

F-4

ELBIT IMAGING LTD.

CONDENSED BALANCE SHEETS

		December 31
		2 0 1 6	2 0 1 5	2 0 1 6
				Convenience translation (note 2D)
	Note	(in thousand NIS)		U.S.$'000

Current Liabilities
Short-term credits		59,082	-	15,366
Payables and other credit balances		17,787	20,871	4,626
		76,869	20,871	19,992

Non-Current Liabilities
Borrowings		498,637	710,897	129,685
Other liabilities		21,716	27,201	5,647
		520,353	738,098	135,332

Commitments, Contingencies, Liens and Collaterals

Shareholders' Equity
Share capital and share premium		1,105,974	1,105,973	287,639
Reserves		(787,765)	(862,054)	(204,880)
Retained losses		(406,698)	(224,632)	(105,773)

		(88,489)	19,287	(23,014)

		508,733	788,256	132,310

November 9, 2017
Date of approval of the financial statements	Yael Naftali Chief Financial Officer	Doron Moshe Chief Executive Officer	Ron Hadassi Chairman of the Board of Directors

F-5

ELBIT IMAGING LTD.

CONDENSED STATEMENTS OF INCOME

		Year ended December 31
		2 0 1 6	2 0 1 5	2 0 1 4	2 0 1 6
					Convenience translation (Note 2D)
	Note	(in thousand NIS)			U.S.$'000

Revenues from providing management services		2,963	1,472	461	771

General and administrative expenses		(8,745)	(11,868)	(37,483)	(2,274)

Financial expenses, net		(32,716)	(67,888)	(97,619)	(8,509)

Financial gain from debt restructuring		-	-	1,791,644	-

Other expense, net		(485)	(73,741)	(5,020)	(126)

Profit (loss) before income taxes		(38,983)	(152,025)	1,651,983	(10,138)

Income tax expenses		-	-	-	-

		(38,983)	(152,025)	1,651,983	(10,138)
Company's share in results of investee companies		(155,846)	(40,755)	(641,801)	(40,532)

Profit (loss) from continuing operations		(194,829)	(192,780)	1,010,182	(50,670)

Profit (loss) from discontinued operations, net		-	6,630	(1,175)	-

Profit (loss) for the year		(194,829)	(186,150)	1,009,007	(50,670)

F-6

ELBIT IMAGING LTD.

CONDENSED STATEMENTS OF CASHFLOWS

	Year ended December 31
	2 0 1 6	2 0 1 5	2 0 1 4	2 0 1 6
				Convenience translation (Note 2D)
	(in thousand NIS)			U.S.$'000
CASH FLOWS FROM OPERATING ACTIVITIES
Profit (loss) for the year from continued operations	(194,829)	(192,780)	1,010,182	(50,671)
Finance expenses recognized in profit and loss	32,716	67,888	97,619	8,509
Financial gain from debt restructuring	-	-	(1,791,644)	-
Depreciation and amortization	80	640	3,636	21
Share in losses of associates, net	155,846	40,755	641,801	40,532
Stock based compensation expenses	27	845	3,147	7
Other	(55)	(488)	(4,209)	(14)
Receivables and other debit balances	3,516	3,101	8,595	914
Payables and other credit balances	(3,877)	(6,180)	(6,910)	(1,008)
Net cash provided by (used in) operating activities of continuing operations	(6,576)	(86,219)	(37,783)	(1,710)

Net cash used in discontinued operating activities	-	(2,700)	--	-

Net cash provided by (used in) operating activities	(6,576)	(88,919)	(37,783)	(1,710)

F-7

ELBIT IMAGING LTD.

CONDENSED STATEMENTS OF CASHFLOWS

	Year ended December 31
	2 0 1 6	2 0 1 5	2 0 1 4	2 0 1 6
				Convenience translation (Note 2D)
	(in thousand NIS)			U.S.$'000
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property plant and equipment, investment property and other assets	-	(103)	(22)	-
Proceeds from realization of investments in subsidiaries and associates	-	1,925	6,954	-
Investments and loans to subsidiaries and associates	172,027	180,406	27,598	44,741
Proceed from realization of (investment in) long-term deposits and long-term loans	15,785	(1,184)	(711)	4,105
Short-term deposits and marketable securities, net	(3,009)	(481)	5,678	(783)
Net cash provided by investing activities	184,803	180,563	39,497	48,063

CASH FLOWS FROM FINANCING ACTIVITIES
Interest paid in cash	(23,717)	(37,902)	(33,075)	(6,168)
Interest received in cash	-	32	3,098	-
Repayment of long-term borrowings	(182,025)	(75,577)	-	(47,340)
Net cash used in financing activities	(205,742)	(113,447)	(29,977)	(53,508)

Increase (decrease) in cash and cash equivalents	(27,515)	(21,803)	(28,263)	(7,155)
Cash and cash equivalents at the beginning of the year	71,286	95,086	120,483	18,540
Net effect on cash due to currency exchange rate changes	-	(1,996)	2,866	-

Cash and cash equivalents at the end of the year	43,771	71,287	95,086	11,385

F-8

ELBIT IMAGING LTD.

NOTES TO THE CONDENSED FINANCIAL STATMENTS

NOTE 1 -	GENERAL

A.	Elbit Imaging Ltd. ("the Company") was incorporated in Israel. The Company's shares are registered for trade on the Tel Aviv Stock Exchange and in the United States of America on the NASDAQ Global Select Market.

B.	The Group engages, directly and through its investee companies, in Israel and abroad, mainly in the following areas:

●	Commercial centers - initiation, construction, and sale of commercial centers and other mixed-use property projects, predominantly in the retail sector, located in Central and Eastern Europe. In certain circumstances and depending on market conditions, the Group operates and manages commercial centers prior to their sale.

●	Hotels - hotels operation and management of the Radisson hotel Complex in Bucharest Romania.

●	Medical industries and devices - (a) research and development, production and marketing of magnetic resonance imaging guided focused ultrasound treatment equipment, and (b) development of stem cell population expansion technologies and stem cell therapy products for transplantation and regenerative medicine.

●	Plots in India - plots designated for sale which were initially designated to residential projects.

●	With regards to the sale of the operation and business of "Mango" retail stores in Israel to Fox-Wisel Ltd. ("Fox") on January, 5 2015, see note 19 of the annual consolidated financial statements. Accordingly, this operation is presented in these financial statements as discontinued operation.

C.	Financial position:

With respect to the Company's financial position, including the consummation of the Plan of Arrangement, see note 1D of the annual consolidated financial statements.

D.	Definitions:

The Company	-	Elbit Imaging LTD.

Group	-	The Company and its Investees

Investees	-	Subsidiaries, joint ventures and associates

PC	-	Plaza Centers N.V. Group, a subsidiary of the Company, operating mainly in the field of commercial centers and is traded in the Main Board of the London Stock Exchange, the Warsaw stock Exchange (“WSE”) and Tel Aviv Stock Exchange. As of December 31, 2016 the Company holds 44.9% in PC.

F-9

ELBIT IMAGING LTD.

NOTES TO THE CONDENSED FINANCIAL STATMENTS

NOTE 1 -	GENERAL (CONT.)

D.	Definitions (Cont.):

Elbit Medical	-	Elbit Medical Technologies Ltd., a public Israeli company traded on the Tel Aviv Stock Exchange. As for December 31, 2016, the Company holds 89.9% of Elbit Medical share capital (85.6% on a fully diluted basis).

Related parties	-	As defined in International Accounting Standard ("IAS") no. 24. For details see note 17 of the annual consolidated financial statements

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES

A.	Statement of compliance:

The condensed financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRSs") as issued by the International Accounting Standards Board ("IASB").

B.	Basis for preparation:

The Parent Company financial information is prepared in accordance with the Israeli securities authority regulations for stand alone financial statements. Based on those regulations the investment in subsidiaries, joint ventures and associates are accounted for using the equity method. Moreover the net profit and the equity of the Company in those financial statements equals the amounts in the consolidated financial statements.

F-10

ELBIT IMAGING LTD.

NOTES TO THE CONDENSED FINANCIAL STATMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

C.	Presentation of the income statements:

The Groups operations are characterized by diverse activities. Accordingly, management believes that its income statements should be presented in the “Single - step form”. According to this form, all costs and expenses (including general and administrative and financial expenses) should be considered as continuously contributing to the generation of the overall revenues and gains. Management also believes that its operating expenses should be classified by function to: (i) those directly related to each revenue (including general and administrative expenses and selling and marketing expenses relating directly to each operation); and (ii) overhead expenses which serve the business as a whole and are to be determined as general and administrative expenses.

D.	Convenience translation:

The balance sheet as of December 31, 2016 and statement of income, statement of other comprehensive income and statement of cash flows for the year then ended have been translated into U.S. Dollar using the representative exchange rate as of that date ($1= NIS 3.845). Such translation was made solely for the convenience of the U.S. readers. The dollar amounts so presented in these financial statements should not be construed as representing amounts receivable or payable in dollars or convertible into dollars but only a convenience translation of reported NIS amounts into U.S. Dollar, unless otherwise indicated. The convenience translation supplementary financial data is unaudited and is not presented in accordance with IFRS.

NOTE 3 -	LOANS AND INVESTMENTS IN SUBSIDIARIES, ASSOCIATES AND JOINT VENTURE

A.	Movement in loans and investments:

December 31
2 0 1 6
(In NIS thousand)

Balance as of January, 1	679,019
Proceeds from loans repayments, net	(168,951)
Company's share in results of investee companies	(155,846)
Increase in holding rate in investee	13,534
Financial income, net	20,613
Revaluation of property, plant and equipment through equity reserve	77,663
Foreign currency translation reserve	(23,668)
Realization of translation reserve on investee	12,765

Balance as of December, 31	455,129

F-11

ELBIT IMAGING LTD.

NOTES TO THE CONDENSED FINANCIAL STATMENTS

NOTE 3 -	LOANS AND INVESTMENTS IN SUBSIDIARIES, ASSOCIATES AND JOINT VENTURE (Cont.)

B.	The Company granted three loans to Elbit Medical a subsidiary traded on the Israel stock exchange. Following are data regarding the loans granted:

Loan balance as of December 31, 2016	Currency	Interest	Repayment date

88,998	USD	6%	January 1,2019
53,112	NIS	CPI	January 1,2019
9,175	NIS	0%	January 1,2019

C.	Agreement between the Company and PC regarding the Kochi project (as described in note 7B of the annual consolidated financial statements) PC has provided the Company with an advance on account of the Kochi project in the amount of Euro 4.5 million. In order to secure the advance granted by PC the Company provided PC with a guarantee, which shall be exercised in the event the Company fails to transfer all its rights in the Kochi Island to EPI (or alternatively to transfer 50% of the said rights to PC). The guarantee expired in August 2013.

In June 2015 the Company reached an agreement with PC, following the Company was obliged to repay the Reimbursement amount in few instalments until mid-2018. PC liabilities towards the Company in the amount of EUR 0.8 million) were offset from this balance, with partial repayment of EUR 1 million performed in late September 2015, thus balance as of December 31, 2016 is NIS 6.9 million (including accrued interest on remaining balance).

NOTE 4 -	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS

A.	With respect to the Company's claims, see note 13B of the annual consolidated financial statements.

B.	With respect to the Company's other contingent liabilities, see note 13C of the annual consolidated financial statements.

F-12